                               EXHIBIT 4.32





-----------------------------------------------------------------------------

                                 MORTGAGE

                                     AND

                            SECURITY AGREEMENT

                             Made By and Between

                 DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
                                    and
                             DAKOTA TELECOM, INC.
                                 Mortgagors

                                    and


                     RURAL TELEPHONE FINANCE COOPERATIVE
                                  Mortgagee


                          Dated as of June 24, 1997



THIS INSTRUMENT SECURES FUTURE ADVANCES MADE BY THE MORTGAGEE TO THE MORTGAGORS AND FUTURE OBLIGATIONS OF THE MORTGAGORS TO THE MORTGAGEE.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

MORTGAGORS' FEDERAL TAX IDENTIFICATION NUMBERS ARE: 46-0234208 and 46-0374235.

THIS INSTRUMENT WAS DRAFTED BY MATT L. SPRINGER OF RURAL TELEPHONE FINANCE COOPERATIVE, Woodland Park, 2201 Cooperative Way -Herndon, Virginia 20171. Mortgagee's phone number is 1-800-346-7095.

=============================================================================

                         TABLE OF CONTENTS
                                                                       PAGE

                             ARTICLE I

                             SECURITY

SECTION 1.01  Granting Clause 1. . . . . . . . . . . . . . . . . . . .   1


                            ARTICLE II

                        ADDITIONAL NOTES

SECTION 2.01  Additional Notes Secured by this Mortgage. . . . . . . .   3

SECTION 2.02  Supplemental Mortgages to Confirm Security . . . . . . .   4


                            ARTICLE III

               PARTICULAR COVENANTS OF THE MORTGAGOR

SECTION 3.01  Authority to Execute and Deliver Notes and Mortgages;
              All Action Taken; Enforceable Obligations . . . . . . . .  4

SECTION 3.02  Authority to Mortgage Property; No Liens;
              Exception for Permitted Encumbrances; Mortgagor
              To Defend Title and Remove Liens. . . . . . . . . . . . .  4

SECTION 3.03  Payment of Notes  . . . . . . . . . . . . . . . . . . . .  5

SECTION 3.04  Preservation of Corporate Existence and Franchises;
              Compliance with Laws; Limitations on Mergers,
              Transfers and Purchases . . . . . . . . . . . . . . . . .  5

SECTION 3.05  Maintenance of Mortgaged Property . . . . . . . . . . . .  5

SECTION 3.06  Purchase of Property Free of Liens  . . . . . . . . . . .  5

SECTION 3.07  Insurance; Restoration of Damaged Mortgaged Property. . .  5

SECTION 3.08  Mortgagee's Right to Expend Money to
              Protect Mortgaged Property  . . . . . . . . . . . . . . .  6

                                                                       PAGE

SECTION 3.09  Limitations on Contracts; Deposits of Funds . . . . . . .  6

SECTION 3.10  Financial Books; Financial Reports;
              Mortgagee Right of Inspection. . . . . . . . . . . . . . . 7

SECTION 3.11  Further Assurances to Confirm
              Security of Mortgage . . . . . . . . . . . . . . . . . . . 7

SECTION 3.12  Limitation on Dividends, Patronage
              Refunds and Other Cash Distributions . . . . . . . . . . . 8

SECTION 3.13  Application of Proceeds from Condemnation. . . . . . . . . 8

SECTION 3.14  Compliance with Loan Agreements  . . . . . . . . . . . . . 8

SECTION 3.15  Notice of Change in Place of Business. . . . . . . . . . . 8

SECTION 3.16  Rights of Way, Etc., Necessary in Business . . . . . . . . 8

SECTION 3.17  Limitations on Loans, Investments
              And Other Obligations. . . . . . . . . . . . . . . . . . . 8

SECTION 3.18  Sales of Assets. . . . . . . . . . . . . . . . . . . . . . 9

                            ARTICLE IV

                    REMEDIES OF THE MORTGAGEE

SECTION 4.01  Events of Default. . . . . . . . . . . . . . . . . . . . . 9

SECTION 4.02  Remedies of Mortgagee. . . . . . . . . . . . . . . . . . . 11

SECTION 4.03  Right of Mortgagee to Bid on Mortgaged Property. . . . . . 12

SECTION 4.04  Application of Proceeds from Remedial Actions. . . . . . . 12

SECTION 4.05  Notice of Default. . . . . . . . . . . . . . . . . . . . . 13

SECTION 4.06  Remedies Cumulative; No Election . . . . . . . . . . . . . 13

SECTION 4.07  Waiver of Appraisement Rights. . . . . . . . . . . . . . . 13

                                                                       PAGE

                             ARTICLE V

           POSSESSION UNTIL DEFAULT - DEFEASANCE CLAUSE

SECTION 5.01  Possession Until Default . . . . . . . . . . . . . . . .  13

SECTION 5.02  Defeasance . . . . . . . . . . . . . . . . . . . . . . .  13

                            ARTICLE VI

                           MISCELLANEOUS

SECTION 6.01  Property Deemed Real Property. . . . . . . . . . . . . .  14

SECTION 6.02  Mortgage to Bind and Benefit Successors and Assigns. . .  14

SECTION 6.03  Headings . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 6.04  Notices. . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 6.05  Regulatory Approvals . . . . . . . . . . . . . . . . . .  15

SECTION 6.06  Severability . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 6.07  Counterparts . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 6.08  Mortgage Deemed Security Agreement . . . . . . . . . . .  15

SECTION 6.09  Use of Terms . . . . . . . . . . . . . . . . . . . . . .  15


EXHIBIT I Instruments Recital

EXHIBIT II     Property Schedule

                           DEFINED TERMS


                                                                      Page

Additional Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Existing Facilities. . . . . . . . . . . . . . . . . . . . . . . . . . .1

First Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Fiscal Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

Instruments Recital. . . . . . . . . . . . . . . . . . . . . . . . . . .1

Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Mortgaged Property . . . . . . . . . . . . . . . . . . . . . . . . . . .2

Mortgagee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Mortgagor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Net Worth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

RTFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Second Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

Total Plant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

Uniform Commercial Code. . . . . . . . . . . . . . . . . . . . . . . . .1

               MORTGAGE AND SECURITY AGREEMENT ("MORTGAGE"), DATED AS OF
     JUNE 24, 1997, MADE BY AND BETWEEN DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC., A COOPERATIVE ASSOCIATION EXISTING UNDER THE LAWS OF THE STATE OF SOUTH DAKOTA AND DAKOTA TELECOM, INC., A CORPORATION EXISTING UNDER THE LAWS OF THE STATE OF SOUTH DAKOTA (HEREINAFTER, COLLECTIVELY CALLED THE "MORTGAGOR"), A CORPORATION EXISTING UNDER THE LAWS OF THE STATE OF SOUTH DAKOTA AND RURAL TELEPHONE FINANCE COOPERATIVE (HEREINAFTER SOMETIMES CALLED THE "MORTGAGEE" AND SOMETIMES CALLED THE "RTFC"), A SOUTH DAKOTA COOPERATIVE ASSOCIATION.

          WHEREAS, the Mortgagor has determined to borrow funds from the Mortgagee pursuant to a Loan Agreement (said Loan Agreement, as it may be from time to time amended or supplemented, together with any other loan agreement between the Mortgagor and RTFC in connection with any additional or future loan intended to be secured hereby, being hereinafter collectively called the "Loan Agreement"), identified in Exhibit I hereto (hereinafter called the "Instruments Recital"), and has accordingly duly authorized and executed, and delivered to the Mortgagee, two secured promissory notes and (identified in the Instruments Recital as and hereinafter called the "First Note and the Second Note") to be secured by this Mortgage of the property hereinafter described; and

          WHEREAS, it is contemplated that the First Note and the Second Note shall be secured by this Mortgage as well as additional notes and refunding, renewal and substitute notes (hereinafter collectively called the "Additional Notes") which may from time to time be executed and delivered by the Mortgagor to RTFC as hereinafter provided (the First Note, the Second Note and any Additional Notes being hereinafter collectively called the "Notes"); and

          WHEREAS, the Mortgagor now operates and/or owns a communication and information service and other facilities identified in the Property
Schedule attached as Exhibit II hereto (hereinafter called the "Existing Facilities"); and

          WHEREAS, to the extent that any of the property described or referred to in this Mortgage is governed by the provisions of the Uniform Commercial Code of any state (hereinafter called the "Uniform Commercial Code"), the parties hereto desire that this Mortgage be regarded as a "Security
Agreement" and as a "Financing Statement" for said security agreement under the Uniform Commercial Code;

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                               ARTICLE I

                                SECURITY

          SECTION 1.01. GRANTING CLAUSE: In order to secure the payment of the principal of and interest on the Notes, according to their tenor and effect, and further to secure the due performance of the covenants, agreements and provisions contained in this Mortgage and the Loan Agreement and to declare the terms and conditions upon which the Notes are to be secured, the Mortgagor, in consideration of the premises, has executed and delivered this Mortgage, and has granted, bargained, sold, conveyed, warranted, assigned, transferred, mortgaged, pledged and set over, and by these presents does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge and set over, unto the Mortgagee, and assigns, all and singular the following-described property whether now owned or hereafter acquired by the Mortgagor, wherever located, and grants a security interest therein for the purposes herein expressed (hereinafter sometimes called the "Mortgaged Property"):

                                  I

          All right, title and interest of the Mortgagor in and to the Existing Facilities and buildings, plants, works, improvements, structures, estates, grants, franchises, easements, rights, privileges and properties real, personal and mixed, tangible or intangible, of every kind or description, now owned or leased by the Mortgagor or which may hereafter be owned, leased, constructed or acquired by the Mortgagor, wherever located, and in and to all extensions and improvements thereof and additions thereto, including all buildings, plants, works, structures, improvements, fixtures, apparatus, materials, supplies, machinery, tools, implements, poles, posts, crossarms, conduits, ducts, lines, whether underground or overhead or otherwise, wires, cables, exchanges, switches, including, without limitation, host switches and remote switches, desks, testboards, frames, racks, motors, generators, batteries and other items of central office equipment, pay stations, subscriber equipment, including house wiring and protectors, instruments, connections and appliances, office furniture and equipment, work equipment and any and all other property of every kind, nature and description, used, useful or acquired for use by the Mortgagor in connection therewith and including, without limitation, the property described in the Property Schedule attached as Exhibit II hereto;

                                  II

          ALL RIGHT, TITLE AND INTEREST OF THE MORTGAGOR IN, TO AND UNDER ANY AND ALL GRANTS, PRIVILEGES, RIGHTS OF WAY AND EASEMENTS NOW OWNED, HELD, LEASED, ENJOYED OR EXERCISED, OR WHICH MAY HEREAFTER BE OWNED, HELD, LEASED, ACQUIRED, ENJOYED OR EXERCISED, BY THE MORTGAGOR FOR THE PURPOSES OF, OR IN CONNECTION WITH, THE CONSTRUCTION OR OPERATION BY OR ON BEHALF OF THE MORTGAGOR OF ALL PROPERTIES, FACILITIES, SYSTEMS OR BUSINESSES, WHETHER UNDERGROUND OR OVERHEAD OR OTHERWISE, WHEREVER LOCATED;

                                  III

          ALL RIGHT, TITLE AND INTEREST OF THE MORTGAGOR IN, TO AND UNDER ANY AND ALL LICENSES, FRANCHISES, ORDINANCES, PRIVILEGES AND PERMITS HERETOFORE GRANTED, ISSUED OR EXECUTED, OR WHICH MAY HEREAFTER BE GRANTED, ISSUED OR

EXECUTED, TO IT OR TO ITS ASSIGNORS BY THE UNITED STATES OF AMERICA, OR BY ANY STATE, OR BY ANY COUNTY, TOWNSHIP, MUNICIPALITY, VILLAGE OR OTHER POLITICAL SUBDIVISION THEREOF, OR BY ANY AGENCY, BOARD, COMMISSION OR DEPARTMENT OF ANY OF THE FOREGOING, AUTHORIZING THE CONSTRUCTION, ACQUISITION OR OPERATION OF ALL PROPERTIES, FACILITIES, SYSTEMS OR BUSINESSES, INSOFAR AS THE SAME MAY BY LAW BE ASSIGNED, GRANTED, BARGAINED, SOLD, CONVEYED, TRANSFERRED, MORTGAGED, OR PLEDGED;



                                 IV

          ALL RIGHT, TITLE AND INTEREST OF THE MORTGAGOR IN, TO AND UNDER ANY AND ALL CONTRACTS HERETOFORE OR HEREAFTER EXECUTED BY AND BETWEEN THE MORTGAGOR AND ANY PERSON, FIRM, OR CORPORATION RELATING TO THE MORTGAGED PROPERTY TOGETHER WITH ANY AND ALL OTHER ACCOUNTS, CONTRACTS RIGHTS AND GENERAL INTANGIBLES (AS SUCH TERMS ARE DEFINED IN THE APPLICABLE UNIFORM COMMERCIAL CODE) HERETOFORE OR HEREAFTER ACQUIRED BY THE MORTGAGOR;

                                  V

          ALSO, ALL RIGHT, TITLE AND INTEREST OF THE MORTGAGOR IN AND TO ALL OTHER PROPERTY, REAL OR PERSONAL, TANGIBLE OR INTANGIBLE, OF EVERY KIND, NATURE AND DESCRIPTION, AND WHERESOEVER SITUATED, NOW OWNED OR HEREAFTER ACQUIRED BY THE MORTGAGOR, IT BEING THE INTENTION HEREOF THAT ALL SUCH PROPERTY NOW OWNED BUT NOT SPECIFICALLY DESCRIBED HEREIN OR ACQUIRED OR HELD BY THE MORTGAGOR AFTER THE DATE HEREOF SHALL BE AS FULLY EMBRACED WITHIN AND SUBJECTED TO THE LIEN HEREOF AS IF THE SAME WERE NOW OWNED BY THE MORTGAGOR AND WERE SPECIFICALLY DESCRIBED HEREIN TO THE EXTENT ONLY, HOWEVER, THAT
THE SUBJECTION OF SUCH PROPERTY TO THE LIEN HEREOF SHALL NOT BE CONTRARY TO
LAW;

          TOGETHER WITH ALL RENTS, INCOME, REVENUES, PROFITS, PROCEEDS AND BENEFITS AT ANY TIME DERIVED, RECEIVED OR HAD FROM ANY AND ALL OF THE ABOVE-DESCRIBED PROPERTY OF THE MORTGAGOR.

          PROVIDED, HOWEVER, NO AUTOMOBILES, TRUCKS, TRAILERS, TRACTORS OR OTHER VEHICLES (INCLUDING WITHOUT LIMITATION AIRCRAFT OR SHIPS, IF ANY) OWNED OR USED BY THE MORTGAGOR SHALL BE INCLUDED IN THE MORTGAGED PROPERTY,

          TO HAVE AND TO HOLD ALL AND SINGULAR THE MORTGAGED PROPERTY UNTO THE MORTGAGEE AND ITS ASSIGNS FOREVER, TO SECURE EQUALLY AND RATABLY THE
PAYMENT OF THE PRINCIPAL OF AND INTEREST ON AND ANY OTHER AMOUNT DUE UNDER
THE NOTES, ACCORDING TO THEIR TENOR AND EFFECT, WITHOUT PREFERENCE,
PRIORITY OR DISTINCTION AS TO INTEREST OR PRINCIPAL (EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN) OR AS TO LIEN OR OTHERWISE OF ANY NOTE OVER
ANY OTHER NOTE BY REASON OF THE PRIORITY IN TIME OF THE EXECUTION, DELIVERY
OR MATURITY THEREOF OR OF THE ASSIGNMENT OR NEGOTIATION THEREOF, OR
OTHERWISE, AND TO SECURE THE DUE PERFORMANCE OF THE COVENANTS, AGREEMENTS

AND PROVISIONS HEREIN AND IN THE LOAN AGREEMENT CONTAINED, AND FOR THE USES AND PURPOSES AND UPON THE TERMS, CONDITIONS, PROVISOS AND AGREEMENTS HEREINAFTER EXPRESSED AND DECLARED.


                                ARTICLE II

                             ADDITIONAL NOTES

          SECTION 2.01. ADDITIONAL NOTES SECURED BY THIS MORTGAGE: The Mortgagor, when authorized by resolution of its board of directors, may from time to time execute and deliver to the Mortgagee one or more Additional Notes to evidence loans made by the Mortgagee to the Mortgagor. The Mortgagor, when authorized by resolution of its board of directors, may also from time to time execute and deliver one or more Additional Notes to refund any Note at the time outstanding and secured hereby, or in renewal of, or in substitution for, any such outstanding Note. Additional Notes shall contain such provisions and shall be executed and delivered upon such terms and conditions as the board of directors of the Mortgagor in the resolution authorizing the execution and delivery thereof and the Mortgagee shall prescribe. Additional Notes, including refunding, renewal and substitute Notes, when and as executed and delivered, shall be secured by this Mortgage, equally and ratably with all other Notes at the time outstanding, without preference, priority, or distinction of any of the Notes over any other of the Notes by reason of the priority of the time of the execution, delivery or maturity thereof or of the assignment or negotiation thereof.
As used in this Mortgage, the term "directors" includes trustees.

          SECTION 2.02. SUPPLEMENTAL MORTGAGES TO CONFIRM SECURITY: The Mortgagor, when authorized by resolution of its board of directors, may from time to time execute, acknowledge, deliver, record and file one or more supplements to this Mortgage which thereafter shall form a part hereof for the purpose of formally confirming this Mortgage as security for the Notes.


                                ARTICLE III

                   PARTICULAR COVENANTS OF THE MORTGAGOR

          EACH MORTGAGOR COVENANTS WITH THE MORTGAGEE AS FOLLOWS:

          SECTION 3.01. AUTHORITY TO EXECUTE AND DELIVER NOTES AND MORTGAGES; ALL ACTION TAKEN; ENFORCEABLE OBLIGATIONS: The Mortgagor is duly authorized under its articles of incorporation and by-laws and the laws of the State of its incorporation and all other applicable provisions of law to execute and deliver the Notes and this Mortgage and to execute and deliver
Additional Notes; and all corporate action on its part for the execution and delivery of the Notes and this Mortgage has been duly and effectively taken; and the Notes and this Mortgage are the valid and enforceable obligations of the Mortgagor in accordance with their respective terms, except to the extent enforceability may be limited by laws affecting creditors generally, by the exercise of judicial discretion in accordance with general provisions of equity or because waivers of statutory or common
law rights or remedies   may be limited.

          SECTION 3.02. AUTHORITY TO MORTGAGE PROPERTY; NO LIENS; EXCEPTION FOR PERMITTED ENCUMBRANCES; MORTGAGOR TO DEFEND TITLE AND REMOVE LIENS: The Mortgagor warrants that it has good, right and lawful authority to mortgage the property described in the granting clauses of this Mortgage for the purposes herein expressed, and that the said property is free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto, except (i) the lien of this Mortgage and taxes or assessments not yet due; (ii) deposits or pledges to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security; and (iii) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business.

          The Mortgagor will, so long as any of the Notes shall be outstanding, maintain and preserve the lien of this Mortgage superior to all other liens affecting the Mortgaged Property, and will forever warrant and defend the title to the property described as being mortgaged hereby to the Mortgagee against any and all claims and demands whatsoever. Except to the extent being contested by Mortgagor in good faith, Mortgagor will promptly pay or discharge any and all obligations for or on account of which any such lien or charge might exist or could be created and any and all lawful taxes, rates, levies, assessments, liens, claims or other charges imposed upon or accruing upon any of the Mortgagor's property, or the franchises, earnings or business of the Mortgagor, as and when the same shall become due and payable; and whenever called upon so to do the Mortgagor will furnish to the Mortgagee adequate proof of such payment or discharge.

          SECTION 3.03. PAYMENT OF NOTES: The Mortgagor will duly and punctually pay the principal of and interest on the Notes in addition to any other amounts due thereunder at the dates and places and in the manner provided therein, according to the true intent and meaning thereof, and all other sums becoming due hereunder.

          SECTION 3.04. PRESERVATION OF CORPORATE EXISTENCE AND FRANCHISES; COMPLIANCE WITH LAWS; LIMITATIONS ON MERGERS, TRANSFERS AND PURCHASES: The Mortgagor will at all times, so long as any of the Notes shall be outstanding, take or cause to be taken all such action as from time to time may be necessary to preserve its corporate existence and to preserve and renew all franchises, rights of way, easements, permits and licenses necessary to the conduct of its business, and will materially comply with all valid laws, ordinances, regulations and requirements applicable to it or its property.

The Mortgagor will not, without the approval in writing of the Mortgagee, take or suffer to be taken any steps to reorganize, or to consolidate with or merge into any other corporation other than as provided for in the Loan Agreement.

          SECTION 3.05. MAINTENANCE OF MORTGAGED PROPERTY: The Mortgagor will at all times maintain and preserve the Mortgaged Property in good repair, working order and condition, ordinary wear and tear and disposition of property in the ordinary course of business excepted, and will from time to time make all needful and proper repairs, renewals and replacements, and useful and proper alterations, additions, betterments and improvements in accordance with prudent industry practice, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operation and use all reasonable diligence to furnish the subscribers served by it through the Mortgaged Property with adequate service.

          SECTION 3.06. PURCHASE OF PROPERTY FREE OF LIENS: Except as specifically authorized in writing in advance by the Mortgagee or in the case of vehicles, the Mortgagor will purchase all materials, equipment, supplies and replacements to be incorporated in or used in connection with or otherwise constituting Mortgaged Property outright, and not subject to any conditional sales agreement, chattel mortgage, bailment lease, or other agreement reserving to the seller any right, title or lien except current trade obligations incurred in the ordinary course of business.

          SECTION 3.07.  INSURANCE; RESTORATION OF DAMAGED MORTGAGED PROPERTY:
(a) The Mortgagor will at all times at its own expense maintain, with a financially sound and reputable insurer, property and casualty insurance (including fidelity bonds) with respect to its properties and business against such casualties and contingencies of such types and in such amounts as the Mortgagee reasonably determines is customary in the case of any entity of established reputation engaged in the same or a similar business and owning similar properties. The Mortgagor will cause the Mortgagee to be named as loss-payee on all such insurance policies. The Mortgagor will, upon request of the Mortgagee, submit a schedule of its insurance in effect on the date specified in such request and shall, if so directed by the Mortgagee, submit a certificate of its insurance coverages. If the Mortgagor shall at any time fail or refuse to take out or maintain insurance or to make changes in respect thereof upon appropriate request by the Mortgagee, the Mortgagee may take out such insurance on behalf and in the name of the Mortgagor, and the Mortgagor will pay the cost thereof; (b)
In the event of damage to or the destruction or loss of any portion of the Mortgaged Property which shall be covered by insurance, unless the Mortgagee shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss, and shall apply the proceeds of the insurance for that purpose. The Mortgagor shall replace the loss or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid out of the proceeds of such insurance all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all mechanics' liens and other claims.

          SECTION 3.08.  MORTGAGEE'S RIGHT TO EXPEND MONEY TO PROTECT MORTGAGED
PROPERTY: In the event of the failure of the Mortgagor to comply with material covenants and conditions herein contained with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair and free of liens and other claims or to comply with any other material covenant contained in this Mortgage, Mortgagee shall have the right (without prejudice to any other rights arising by reason of such default) to advance or expend moneys for the purpose of procuring such insurance, or for the payment of insurance premiums, taxes, assessments or other charges unless being contested by Mortgagor in good faith, or to save the Mortgaged Property from sale or forfeiture for any unpaid tax or assessment, or otherwise, or to redeem the same from any tax or other sale, or to purchase any tax title thereon unless being contested by Mortgagor in good faith, or to remove or purchase any recorded mechanics' liens or other encumbrance thereon, or to make repairs thereon or to comply with any other covenant herein contained or to prosecute or defend any suit in relation to the Mortgaged Property or in any manner to protect the Mortgaged Property and the title thereto, and all sums so advanced for any of the aforesaid purposes with interest thereon at the rate provided in the Note shall be deemed a charge upon the Mortgaged Property in the same manner as the Notes at the time outstanding are secured and shall be forthwith paid to Mortgagee making such advance or advances upon demand; provided, however, that such interest rate shall not be in excess of the rate permitted by law. It shall not be obligatory for Mortgagee in making any such advances or expenditures to inquire into the validity of any such tax title, or of any of such taxes or assessments or sales therefor, or of any such mechanics' liens or other encumbrance.

          SECTION 3.09. LIMITATIONS ON CONTRACTS; DEPOSITS OF FUNDS: Except as set forth in the Loan Agreement, the Mortgagor will not, without the approval in writing of the Mortgagee: (a) enter into any contract or contracts (i) for management of its business or any part thereof; (ii) for the operation or maintenance of all or any substantial part of its property,
(iii) for the use by others of any of the Mortgaged Property in excess of $100,000; or (iv) with other companies; provided, however, that such approval shall not be required for any contract which in form and substance substantially conforms with contracts in general use in the Mortgagor's industry by companies of size and character similar to Mortgagor or which substantially conform to contracts which are currently in existence that Mortgagor is a party to; or (b) deposit any of its funds, regardless of the source thereof, in any bank which is not insured by the Federal Deposit Insurance Corporation or the successor thereof.

          SECTION 3.10.  FINANCIAL BOOKS; FINANCIAL REPORTS; MORTGAGEE RIGHT OF
INSPECTION: The Mortgagor will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings, business and affairs of the Mortgagor, in accordance with methods of accounting prescribed by the state regulatory body having jurisdiction over the Mortgagor, or in the absence of such regulatory body or such prescription, by the Federal Communications
Commission ("FCC") or in accordance with generally accepted accounting principles. The Mortgagor will prepare and furnish Mortgagee not later than 60 days from the six-month period ending June 30 and the twelve month period ending December 31, or at more frequent intervals when reasonably specified by the Mortgagee, financial and statistical reports on its and any subsidiaries' condition and operation. The December year-end reports shall include individual financial statements for the Mortgagor and consolidated and consolidating financial statements for the Mortgagor and each of its subsidiaries, in such detail as the Mortgagee may reasonably prescribe. The Mortgagor will cause to be prepared and furnished to Mortgagee at least once during each 12-month period during the term hereof, a full and complete report of its and its subsidiaries' financial condition as of a date (hereinafter called the "Fiscal Date") not more than one hundred twenty days (120) after the close of the fiscal year, in form and substance reasonably satisfactory to the Mortgagee, audited and certified by independent certified public accountants reasonably satisfactory to Mortgagee and accompanied by a report of such audit in form and substance reasonably satisfactory to the Mortgagee. The Mortgagee, through its representatives, shall at all times during reasonable business hours have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, cancelled checks, statements and other documents and papers of every kind belonging to or in possession of the Mortgagor and its subsidiaries and pertaining to the Mortgagor's and its subsidiaries' property or business.

          SECTION 3.11.  FURTHER ASSURANCES TO CONFIRM SECURITY OF MORTGAGE:
The Mortgagor will from time to time upon written demand of the Mortgagee make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered all such further and supplemental indentures of mortgage, deeds of trust, mortgages, financing statements, continuation statements, security agreements, instruments and conveyances as may reasonably be requested by the Mortgagee and take or cause to be taken all such further action as may reasonably be requested by the Mortgagee to effectuate the intention of these presents and to provide for the securing and payment of the principal of and interest on the Notes according to the terms thereof and for the purpose of fully conveying, transferring and confirming unto the Mortgagee the property hereby conveyed, mortgaged and pledged, or intended so to be, whether now owned by the Mortgagor or hereafter acquired by it and to reflect the assignment of the rights or interest of the Mortgagee hereunder or under any Note. The Mortgagor will cause this Mortgage and any and all supplemental indentures of mortgage, mortgages and deeds of trust and every security agreement, financing statement, continuation statement and every additional instrument which shall be executed pursuant to the foregoing provisions forthwith upon execution to be recorded and filed and rerecorded and refiled as conveyances and mortgages and deeds of trust of and security interests in real and personal property in such manner and in such places as may be required by law or reasonably requested by the Mortgagee in order fully to preserve the security for the Notes and to perfect and maintain the superior lien of this Mortgage and all supplemental indentures of mortgage, mortgages and deeds of trust and the rights and remedies of Mortgagee.

          SECTION 3.12. LIMITATIONS ON DIVIDENDS, PATRONAGE REFUNDS AND OTHER CASH DISTRIBUTIONS: Except as allowed under the Loan Agreement, the Mortgagor will not in any one calendar year without the prior approval in writing of Mortgagee declare or pay any dividends or make any other distribution to its stockholders with respect to its capital stock, or purchase or redeem
or retire any of its ca   pital stock.

          SECTION 3.13. APPLICATION OF PROCEEDS FROM CONDEMNATION: In the event that the Mortgaged Property, or any part thereof, shall be taken under the power of eminent domain, all proceeds and avails therefrom, except to the extent that Mortgagee shall consent to other use and application thereof by the Mortgagor, shall forthwith be applied by the Mortgagor: first, either to acquire additional Mortgaged Property or to the ratable payment of any indebtedness by this Mortgage secured other than principal of or interest on the Notes; second, to the ratable payment of interest which shall have accrued on the Notes and be unpaid; third, to the ratable payment of or on account of the unpaid principal of the Notes; and fourth, the balance shall be paid to Mortgagor or whosoever shall be entitled thereto.

          SECTION 3.14. COMPLIANCE WITH LOAN AGREEMENTS: The Mortgagor will well and truly observe and perform all of the covenants, agreements, terms and conditions contained in the Loan Agreement on its part to be observed or performed. In the event of any inconsistency between the terms and conditions of the Mortgage and Loan Agreement, the more restrictive provisions shall apply to the Mortgagor.

          SECTION 3.15. NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICES: The Mortgagor will promptly notify the Mortgagee in writing of any change in location of its chief executive offices or the office where its records concerning accounts and contract rights are kept.

          SECTION 3.16. RIGHTS OF WAY, ETC., NECESSARY IN BUSINESS: The Mortgagor will exercise reasonable efforts to obtain all such rights of way, easements from landowners and releases from lienors as shall be necessary or advisable in the conduct of its business, and, if requested by the Mortgagee, deliver to the Mortgagee evidence satisfactory to the Mortgagee of the obtaining of such rights of way, easements or releases.

          SECTION 3.17.  LIMITATIONS ON LOANS, INVESTMENTS AND OTHER
OBLIGATIONS:   (a) The Mortgagor shall not, without first obtaining the written approval of Mortgagee, (i) purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities or obligations of or beneficial interests in, (ii) make any other investment in, (iii) make any loan to, or (iv) guarantee, assume, or otherwise become liable for any obligation of, any corporation, association, partnership, joint venture, trust, government or any agency or department thereof, or any other entity of any kind if the aggregate amount of all such purchases, investments, loans and guarantees exceeds the greater of ten percent (10%) of Total
Plant or thirty percent (30%) of Net Worth. For purposes of this Mortgage, "Total Plant" shall be calculated on a consolidated basis for the Mortgagor and all its subsidiaries and shall mean the total of all assets included in property, plant and equipment pursuant to generally accepted accounting principles and shall exclude any goodwill or plant acquisition adjustments.
For purposes of this Mortgage, "Net Worth" shall be calculated on a consolidated basis for the Mortgagor and all its subsidiaries, arrived at by subtracting total liabilities from total assets.

          (b) The following shall not be included in the limitation on purchases, investments, loans and guarantees in (a) above: (i) bonds, notes, debentures, stock, or other securities or obligations issued by or guaranteed by the United States government or any agency or instrumentality thereof; (ii) bonds, notes, debentures, stock, commercial paper, subordinated capital certificates, or any other security or obligation of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of its two highest categories; (iii) investments incidental to loans made by RTFC; and (iv) any deposit that is fully insured by the Federal Government.

          SECTION 3.18. SALE OF ASSETS: The Mortgagor and any Subsidiary of the Mortgagor may not, without prior written approval of the Mortgagee, sell, lease or transfer any Mortgaged Property, unless the fair market value of such asset is less than $150,000 and the aggregate value of assets sold, leased or transferred in any 12-month period is less than $600,000. The proceeds of such sale, lease or transfer, less ordinary and reasonable expenses incident to such sale transaction, must be (i) immediately applied as prepayment without penalty of the Notes (when permitted under the respective terms of each Loan Agreement); or (ii) used to buy replacement property as may be designated by Mortgagee at the time of any such prepayment; or (iii) set aside as a deposit in an account selected by the Mortgagor.


                                ARTICLE IV

                 REMEDIES OF THE MORTGAGEE AND NOTEHOLDERS

          SECTION 4.01 EVENTS OF DEFAULT: THE OCCURRENCE OF ANY ONE OR MORE OF THE FOLLOWING EVENTS SHALL CONSTITUTE AN "EVENT OF DEFAULT":

               (a) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made herein, in any Loan Agreement, or in any statement, report, certificate, opinion, financial statement or other document furnished or to be furnished in connection with this Mortgage or any Loan Agreement shall be false or misleading in any material respect.

               (B) PAYMENT. Failure of Mortgagor to make any payment of interest on, or principal of, any Note or failure to make payment of any other amount due thereunder including, without limitation, any sum due the Mortgagee under any Loan Agreement when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise.

               (C) OTHER COVENANTS. Failure of Mortgagor to observe or perform any warranty, covenant, or condition to be observed or performed by Mortgagor under this Mortgage, any Loan Agreement or any Note.

               (D) CORPORATE EXISTENCE. The Mortgagor shall forfeit or otherwise be deprived of its corporate charter, franchises, permits, easements, consents or licenses required to carry on any material portion of its business.

               (E) BANKRUPTCY. A court shall enter a decree or order for relief with respect to the Mortgagor or any Subsidiary or guarantor (if applicable) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, or order the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days or the Mortgagor or any subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or under any such law, or consent to the appointment or taking of possession by a receiver, liquidator, assignee, custodian or trustee, of a substantial part of its property, or make any general assignment for the benefit of creditors.

               (F) DISSOLUTION OR LIQUIDATION. Other than as provided in subsection (e) above, the dissolution or liquidation of the Mortgagor or any Subsidiary or any guarantor (if applicable), or failure by the Mortgagor or any Subsidiary or any guarantor (if applicable) to promptly forestall or remove any execution, garnishment or attachment of such consequence as will impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within sixty (60) days.

               (G) FINAL JUDGMENT. A final nonappealable judgment in excess of $100,000 shall be entered against the Mortgagor and shall remain unsatisfied or Without a stay in respect thereof for a period of sixty (60) days.

               (H) OTHER OBLIGATIONS. Default by the Mortgagor in the payment when due of any money owed by the Borrower, whether principal, interest, premium or otherwise under any other agreement for borrowing money in an amount in excess of five percent (5%) of total assets, whether or not such borrowing is secured.

          SECTION 4.02 REMEDIES OF MORTGAGEE: Upon the occurrence of an Event of Default, the Mortgagee may, subject to:

          (i) thirty (30) days prior written notice during which time Mortgagor shall have the opportunity to cure said Event of Default except with respect to Events of Default pursuant to Sections 4.01(b), 4.01(e) and 4.01(f) above which shall require no notice or demand and shall have no period to cure; and

          (ii) compliance, if required, with the rules and regulations of the FCC and any state public service or utilities commission having jurisdiction;

exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to all rights and remedies available to the Mortgagee under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

          (a) take immediate possession of the Mortgaged Property, collect and receive all credits, outstanding accounts and bills receivable of the Mortgagor and all rents, income, revenues and profits pertaining to or arising from the Mortgaged Property, or any part thereof, and issue binding receipts therefor; and manage, control and operate the Mortgaged Property as fully as the Mortgagor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable; Provided, However, that Mortgagee agrees to abide by any notice requirement contained in FCC Rules, 47 C.F.R. 22.917(f), in connection with any of the Mortgaged Property which is covered by such section or any successor provision;

          (b) proceed to protect and enforce the rights of the Mortgagee under this Mortgage by suits or actions in equity or at law in any court or courts of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein or in aid of the execution of any power herein granted or for the foreclosure hereof or hereunder or for the sale of the Mortgaged Property, or any part thereof, or to collect the debts hereby secured or for the enforcement of such other or additional appropriate legal or equitable remedies as may be deemed most effectual to protect and enforce the rights and remedies herein granted or conferred, and in the event of the institution of any such action or suit Mortgagee shall have the right to have appointed a receiver of the Mortgaged Property and of all rents, income, revenues and profits pertaining thereto or arising therefrom derived, received or had from the time of the commencement of such suit or action, and such receiver shall have all the usual powers and duties of receivers, in like and similar cases, to the fullest extent permitted by law, and if application shall be made for the appointment of a receiver the Mortgagor hereby expressly consents that the court to which such application shall be made may make said appointment;

          (c) sell or cause to be sold consistent with the applicable commercial code all and singular the Mortgaged Property or any part thereof, and all right, title, interest, claim and demand of the Mortgagor therein or thereto, at public auction at such place in any county in which the property to be sold, or any part thereof is located, at such time and upon such terms as may be specified in a notice of sale, which shall state the time when and the place where the sale is to be held, shall contain a brief general description of the property to be sold, and shall be given by mailing a copy thereof to the Mortgagor at least fifteen (15) days prior to the date fixed for such sale and by publishing the same once in each week for two successive calendar weeks prior to the date of such sale in a newspaper of general circulation published in said county, or if no such newspaper is published in such county, in a newspaper of general circulation in such county, the first such publication to be not less than fifteen (15) days nor more than thirty (30) days prior to the date fixed for such sale. Any sale to be made under this subparagraph (c) of this section 4.02 may be adjourned from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the sale may be had at the time and place to which the same shall be adjourned; provided, however, that in the event another or different notice of sale or another or different manner of conducting the same shall be required by law the notice of sale shall be given or the sale shall be conducted, as the case may be, in accordance with the applicable provisions of law; and

          (d) declare all unpaid principal outstanding on any Note, all accrued and unpaid interest thereon, and all other amounts due under the Loan Agreement and/or Notes to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.


          SECTION 4.03. RIGHT OF MORTGAGEE TO BID ON MORTGAGED PROPERTY: At any sale hereunder Mortgagee shall have the right to bid for and purchase the Mortgaged Property, or such part thereof as shall be offered for sale, and Mortgagee may apply in settlement of the purchase price of the property so purchased the portion of the net proceeds of such sale which would be applicable to the payment on account of the principal of and interest on and any other sum due pursuant to the Note held by Mortgagee and such amount so applied shall be credited as a payment on account of principal of and interest on and any other sum due pursuant to the Note held by Mortgagee.

          SECTION 4.04. APPLICATION OF PROCEEDS FROM REMEDIAL ACTIONS: Any proceeds of funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied first, to the payment of indebtedness hereby secured other than the principal of or interest on the Notes; second, to the ratable payment of interest which shall have accrued on the Notes and which shall be unpaid; third, to the ratable payment of or on account of the unpaid principal of the Notes, and the balance, if any, shall be paid to Mortgagor or whosoever shall be entitled thereto.

          SECTION 4.05. NOTICE OF DEFAULT: The Mortgagor covenants that it will give prompt written notice to Mortgagee of the occurrence of an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

          SECTION 4.06. REMEDIES CUMULATIVE; NO ELECTION: Every right or remedy herein conferred upon or reserved to Mortgagee shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law, or in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

          SECTION 4.07. WAIVER OF APPRAISEMENT RIGHTS: To the extent permitted under applicable law, the Mortgagor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged
Property, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Mortgagor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws unless such waiver shall be forbidden by law.


                                   ARTICLE V

                  POSSESSION UNTIL DEFAULT-DEFEASANCE CLAUSE

         SECTION 5.01. POSSESSION UNTIL DEFAULT: Until some one or more of the Events of Default shall have happened, the Mortgagor shall be suffered and permitted to retain actual possession of the Mortgaged Property, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, and to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products and profits thereof or therefrom, subject to the provisions of this Mortgage.

         SECTION 5.02. DEFEASANCE: Upon payment of the full amount of the principal of and interest on the Notes and upon payment of all other sums payable hereunder by the Mortgagor, all property, rights and interests hereby conveyed or assigned or pledged shall revert to the Mortgagor and the estate, right, title and interest of the Mortgagee shall thereupon cease, determine and become void and the Mortgagee, in such case, on written demand of the Mortgagor, but at the Mortgagor's cost and expense, shall enter satisfaction of this Mortgage upon the record.


                                  ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.01. PROPERTY DEEMED REAL PROPERTY: It is hereby declared to be the intention of the Mortgagor that all lines, or systems, embraced in the Mortgaged Property, including, without limitation, all rights of way and easements granted or given to the Mortgagor or obtained by it to use real property in connection with the construction, operation or maintenance of such lines, or systems, and all other property physically attached to any of the foregoing-described property, shall be deemed to be real property.

         SECTION 6.02.  MORTGAGE TO BIND AND BENEFIT SUCCESSORS AND ASSIGNS:
All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Mortgagor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Mortgagee shall pass to and inure to the benefit of the successors and assigns of the Mortgagee and shall be deemed to be granted or conferred for the ratable benefit and security of all who shall from time to time be the holders of Notes executed and delivered as herein provided.

         SECTION 6.03. HEADINGS: The descriptive headings of the various articles of this Mortgage were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 6.04. NOTICES: All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Mortgage shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Mortgage, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a telecopied or mailed notice, upon receipt, in each case given or addressed as provided for herein. The Address for Notices of the respective parties are as follows:

         The Mortgagee: Rural Telephone Finance Cooperative
                        Woodland Park
                        2201 Cooperative Way
                        Herndon, Virginia 20171-3025
                        Attention:  Chief Executive Officer
                        Fax:  703-709-6776

         The Mortgagor: Dakota Cooperative Telecommunications, Inc.
                        Dakota Telecom, Inc.
                        P.O. Box 66
                        29705  453rd Avenue
                        Irene, SD  57037
                        Fax:  605-263-3995

         SECTION 6.05. REGULATORY APPROVAL: Notwithstanding anything to the contrary contained in this Mortgage, the Loan Agreement, or in any related agreement, instrument or document, mortgagee shall not take any action requiring the prior approval of the FCC or any state public service or utilities commission having jurisdiction without first obtaining such approval.

         SECTION 6.06. SEVERABILITY: The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions shall not affect the remaining portions of this Mortgage, nor shall any such invalidity as to any holder of Notes hereunder affect the rights hereunder of any other holder of Notes.

         SECTION 6.07. COUNTERPARTS: This Mortgage may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 6.08. MORTGAGE DEEMED SECURITY AGREEMENT: To the extent that any of the property described or referred to in this Mortgage is governed by the provisions of the Uniform Commercial Code this Mortgage is hereby deemed a "security agreement" under the Uniform Commercial Code, and a "financing statement" under the Uniform Commercial Code for said security agreement.
The mailing addresses of the Mortgagor as debtor, and of the Mortgagee as secured party are as s et forth in Section 6.04.

         SECTION 6.09. USE OF TERMS: The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa.

         IN WITNESS WHEREOF, Mortgagor, has caused this Mortgage to be signed in its name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and Mortgagee, has caused this Mortgage to be duly executed in its behalf, all as of the day and year first above written.
                                  DAKOTA COOPERATIVE TELECOMMUNICATIONS,
                                    INC.
(SEAL)
                                  By: /s/James H. Jibben

                                  Title: President
ATTEST: /s/John Schaefer
         Secretary

Executed by the Mortgagor in the presence of:

/s/Dale Q. Bye

/s/Ross Benson
         Witnesses

                                  DAKOTA TELECOM, INC.
(SEAL)
                                  By: /S/Jeff Goeman

                                  Title: President
ATTEST: /S/Palmer Larson
         Secretary

Executed by the Mortgagor in the presence of:

/s/Dale Q. Bye

/s/Ross Benson
         Witnesses

                             RURAL TELEPHONE FINANCE COOPERATIVE


(SEAL)                       BY: /s/Kenneth A. Fried
                             Title: Assistant Secretary-Treasurer


Attest: /s/Janelle M. Keefer
        Assistant Secretary-Treasurer

Executed by the Mortgagee in the presence of:

/s/Kelly M. Wilkins

/s/Tara Cromp
         Witnesses

                                   EXHIBIT I


                              INSTRUMENTS RECITAL



  THE INSTRUMENTS REFERRED TO IN THE PRECEDING RECITALS ARE AS FOLLOWS:

    (1)  "LOAN AGREEMENT" DATED AS OF EVEN DATE HEREWITH;

    (2) "FIRST NOTE" DATED AS OF EVEN DATE HEREWITH IN THE PRINCIPAL AMOUNT OF $14,736,842 WITH A FINAL PAYMENT DATE FIFTEEN (15) YEARS FROM THE DATE HEREOF; AND

    (3) "SECOND NOTE" DATED AS OF EVEN DATE HEREWITH IN THE PRINCIPAL AMOUNT OF $13,684,210 WITH A FINAL PAYMENT DATE FIFTEEN (15) YEARS FROM THE DATE HEREOF.

                                  EXHIBIT II


                               PROPERTY SCHEDULE

(a) The Existing Facilities are Located in the Counties of Clay, Lincoln, Turner, Union and Yankton in the State of South Dakota.

(b) The property referred to in the last lines of paragraph 1 of the Granting Clause includes the following described real estate:

CLAY COUNTY

IRENE

LOT "C" OF LOT 2 IN THE NE1/4 OF SECTION 6, TOWNSHIP 95, NORTH OF RANGE 53, WEST OF THE 5TH P.M., CLAY COUNTY, SOUTH DAKOTA.

LOT "A" OF THE NORTHWEST QUARTER OF SECTION 5, TOWNSHIP 95 NORTH, RANGE 53, WEST OF THE 5TH P.M., CLAY COUNTY, SOUTH DAKOTA.

LOTS ELEVEN (11), AND TWELVE (12), OF BLOCK EIGHT (8), OF THE ORIGINAL PLAT, OF THE TOWN OF IRENE, IN CLAY COUNTY, SOUTH DAKOTA.

WAKONDA

LOT FOURTEEN (14), OF BLOCK SEVEN (7), BEING A PART OF OUTLOT "C" OF THE TOWN OF WAKONDA, CLAY COUNTY, SOUTH DAKOTA.

LINCOLN COUNTY

SOUTH 150 FEET OF THE EAST 145 FEET OF THE SE1/4 OF THE SW1/4 OF THE SE1/4 (SE1/4SW1/4SE1/4) OF SECTION 28, TOWNSHIP 100 NORTH, RANGE 50 WEST OF THE 5TH P.M., LINCOLN COUNTY, SOUTH DAKOTA.

LENNOX

THE NORTH 40 FEET OF LOT SEVENTEEN (17) AND THE WEST HALF (W1/2) OF LOT EIGHTEEN (18), BLOCK ELEVEN (11), CITY OF LENNOX, LINCOLN COUNTY, SOUTH DAKOTA.

LOT FIFTEEN (15), IN BLOCK ELEVEN (11), OF THE ORIGINAL PLAT OF THE CITY OF LENNOX, LINCOLN COUNTY, SOUTH DAKOTA.

LOTS ONE (1) AND TWO (2), OF BLOCK FIVE (5) BEING PART OF TRACTS 1A AND 1B IN INDUSTRIAL TRACT NO. 1, CITY OF LENNOX, LINCOLN COUNTY, SOUTH DAKOTA.






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RURAL BERESFORD

LOT "D-C" LOCATED IN THE NORTHWEST QUARTER (NW1/4) OF SECTION 33, TOWNSHIP 96 NORTH, RANGE 50, WEST OF THE 5TH P.M., IN LINCOLN COUNTY, SOUTH DAKOTA.

SIOUX FALLS (SOUTH SUNDOWNER)

THE EAST 323.4 FEET OF THE NORTH 478 FEET OF COUNTY AUDITORS TRACT 1 IN ORIGINAL GOVERNMENT LOT 1 IN THE NORTHEAST QUARTER OF SECTION 12, TOWNSHIP 100 NORTH, RANGE 51 WEST OF THE 5TH P.M., LINCOLN COUNTY, SOUTH DAKOTA.

                                WORTHING

LOT SIXTEEN (16) AND THE WEST NINETY-TWO (92) FEET OF LOTS SEVENTEEN (17) AND EIGHTEEN (18), ALL IN BLOCK EIGHT (8) OF THE ORIGINAL TOWN OF WORTHING, LINCOLN COUNTY, SOUTH DAKOTA.


TURNER COUNTY

CHANCELLOR

LOTS THIRTEEN (13) AND FOURTEEN (14) BLOCK ONE (1) ORIGINAL TOWN OF CHANCELLOR, BEING A PART OF THE NW1/4 OF SECTION 28, TOWNSHIP 99, RANGE 52, TURNER COUNTY, SOUTH DAKOTA.

DAVIS

LOTS TWENTY FIVE (25) TWENTY SIX (26) AND TWENTY SEVEN (27) BLOCK SEVEN (7) ORIGINAL TOWN OF DAVIS, BEING A PART OF THE W1/2 SE1/4 OF SECTION 33, TOWNSHIP 98, RANGE 52, TURNER COUNTY, SOUTH DAKOTA.

FLYGER

OUTLOT "A" OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTH EAST QUARTER (SE1/4), OF SECTION TWENTY-THREE (23), TOWNSHIP NINETY-SEVEN (97) NORTH, RANGE FIFTY-FIVE (55), WEST OF THE 5TH P.M., TURNER COUNTY, SOUTH DAKOTA.

HURLEY

THE NORTH EIGHTY (80') FEET OF LOTS EIGHT (8) AND NINE (9) BLOCK TWENTY THREE (23) ORIGINAL TOWN, CITY OF HURLEY, SOUTH DAKOTA, BEING A PART OF THE NE1/4 OF SECTION 27, TOWNSHIP 98, RANGE 53, TURNER COUNTY, SOUTH DAKOTA.

S 50' OF LOTS 8 & 9, BLOCK 23, ORIGINAL TOWN OF HURLEY, TURNER COUNTY, SOUTH DAKOTA.

LOT TEN (10), OF BLOCK TWENTY-THREE (23), OF THE ORIGINAL PLAT OF THE TOWN NOW CITY OF HURLEY, TURNER COUNTY, SOUTH DAKOTA.



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LOTS ELEVEN (11) AND TWELVE (12), BLOCK TWENTY-THREE (23) OF ORIGINAL TOWN
OF HURLEY, BEING PART OF THE NE1/4 OF SECTION 27, TOWNSHIP 98, RANGE 53, TURNER COUNTY, SOUTH DAKOTA.

E 150' OF N1/2 S1/2 OF OUTLOT 17, TOWN OF HURLEY, TURNER COUNTY, SOUTH DAKOTA.

MONROE

LOTS OF TEN (10), ELEVEN (11), TWELVE (12) AND THIRTEEN (13), ALL IN BLOCK 1, TOWN OF MONROE (FORMERLY THE TOWN OF WARRINGTON) IN THE NORTHEAST ONE-QUARTER (NE1/4) OF SECTION FIFTEEN 915), TOWNSHIP 100, RANGE 54, WEST OF THE 5TH P.M., TURNER COUNTY, SOUTH DAKOTA.

PARKER

LOT FIFTEEN (15), OF BLOCK FOUR (4), OF THE ORIGINAL (PLAT) OF THE TOWN, NOW CITY OF PARKER, TURNER COUNTY, SOUTH DAKOTA.

VIBORG

VIBORG INDUSTRIAL TRACT 6 LYING IN THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER (SW1/4 SE1/4) OF SECTION THIRTY-FIVE (35), TOWNSHIP NINETY-SEVEN (97) NORTH, RANGE FIFTY-THREE (53) WEST OF THE 5TH P.M., TURNER COUNTY, SOUTH DAKOTA.

YANKTON COUNTY

GAYVILLE

THE EAST 40 FEET OF THE SOUTH 30 FEET OF LOT 1, BLOCK 10, GAYVILLE, YANKTON COUNTY, SOUTH DAKOTA.

THE NORTH FIFTY FEET (50') OF LOTS 8 AND 9, BLOCK 3, ORIGINAL TOWN OF GAYVILLE, YANKTON COUNTY, SOUTH DAKOTA.

MAYFIELD

OUTLOT "A" OF THE NE 1/4, SECTION 27, TOWNSHIP 96, RANGE 55, YANKTON COUNTY, SOUTH DAKOTA.

VOLIN

LOTS 17 AND 18, BLOCK 8, VOLIN'S ADDITION, VOLIN, YANKTON COUNTY, SOUTH
DAKOTA.

UNION COUNTY

ALSEN

A TRACT OF LAND DESCRIBED AS COMMENCING AT A POINT ONE HUNDRED FIFTY-SEVEN (157') FEET NORTH OF THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW1/4) OF

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SECTION EIGHTEEN (18), THENCE NORTH SIXTY-SIX (66') FEET, THENCE EAST
FIFTEEN (15) RODS, THENCE SOUTH SIXTY-SIX (66') FEET, THENCE  WEST FIFTEEN
(15) RODS TO A PLACE OF BEGINNING, ALL LOCATED WITHIN THE NORTHWEST ONE-QUARTER (NW1/4) OF SECTION EIGHTEEN (18), TOWNSHIP 94 NORTH, RANGE 50 WEST OF
THE 5TH P.M. IN UNION COUNTY, SOUTH DAKOTA.